EXHIBIT 23



     Consent of Independent Registered Public Accounting Firm

The Board of Directors
The Reader's Digest Association, Inc.:

        We consent to the incorporation by reference in the registration statements (No. 33-37434, 33-56883, 333-57789,
333-42726, 333-105325, 333-105326, and 333-105327) on Form S-8 of
The Reader's Digest Association, Inc. of our reports dated
August 30, 2005, with respect to the consolidated balance sheets of The Reader's Digest Association, Inc. and subsidiaries as of June 30, 2005 and 2004, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended June 30, 2005, and all related financial statement schedules, management's assessment of the effectiveness of internal control over financial reporting as of June 30, 2005 and the effectiveness of internal control over financial reporting as of June 30, 2005, which reports appear in the June 30, 2005 annual report on Form 10-K of The Reader's Digest Association, Inc.

/s/ KPMG LLP

New York, New York
August 30, 2005